Exhibit 99.1

ENDRA Life Sciences Announces Proposed Public Offering of Common Stock

ANN ARBOR, Mich. (December 15, 2020) – ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. ENDRA expects to grant the underwriter a 45-day option to purchase additional shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

ENDRA intends to use the net proceeds from the proposed offering for working capital and other general corporate purposes.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the sole underwriter for the offering.

A shelf registration statement on Form S-3 (File No. 333-229090) relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS is designed to work in concert with the over one million ultrasound systems in use globally today. TAEUS is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over 1 billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, estimates of the timing of future events and achievements, such as the expectations regarding commercializing the TAEUS device, establishing evaluation reference sites and initial sales in Europe, receipt of U.S. Food and Drug Administration regulatory approval and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others, risks relating to whether we will consummate the proposed offering; market and other general economic conditions; whether we will be able to satisfy the conditions required to close any sale of common stock in the proposed offering; the fact our management will have broad discretion in the use of the proceeds from any sale of the common stock in the proposed offering; our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology and the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this news release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Investor Relations Contact:
Kim Sutton Golodetz
LHA Investor Relations
(212) 838-3777
kgolodetz@lhai.com

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